SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             IVAX Diagnostics, Inc.
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             (Exact name of registrant as specified in its charter)
                           (f/k/a b2bstores.com Inc.)


              Delaware                                    11-3500746
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(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)

2140 North Miami Avenue, Miami, Florida                      33137
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(Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each                      Name of each exchange
class to be                        on which each class
so registered                      is to be registered
-------------                      -------------------

Common Stock                       The American Stock Exchange
                                   The Boston Stock Exchange(already registered)
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box / /

Securities Act registration file number to which this form relates
 ........333-88511.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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


Item 1.           Description of Registrant's Securities to be Registered.
------            -------------------------------------------------------

                  The shares of Common Stock of the Registrant are currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are listed on the Boston Stock Exchange. This amended Form 8-A/A is being filed to register the shares of Common Stock of the Registrant under Section 12(b) of the Exchange Act, for the purpose of also being listed on the American Stock Exchange. A description of the shares of Common Stock, par value $0.01 per share, is contained in the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-88511), as amended, under the caption of "Description of Securities." Such information is incorporated herein by reference to such section of the Registration Statement.

Item 2.           Exhibits.
------            --------

1. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-88511) dated October 6, 1999).

2. Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) of the Registrant's Registration Statement on Form SB-2/A (SEC File No. 333-88511) dated
         December 2, 1999).

3. By-Laws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-88511) dated October 6, 1999).

4. Amended Bylaws (incorporated by reference to Exhibit 3.2(a) of the Company's Registration Statement on Form SB-2/A (SEC File No. 333-88511) dated December 2, 1999).

5. Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form SB-2/A (SEC File No. 333-88511) dated December 17, 1999).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     IVAX Diagnostics, Inc.
                                                     (f/k/a b2bstores.com Inc.)


Date: March 14, 2001                                 By:/s/ Giorgio D' Urso
                                                     ---------------------------
                                                     Giorgio D' Urso,
                                                     President and CEO